Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of EPIQ Systems, Inc. on Form S-8 of our report dated February 26, 2002, appearing in the Annual Report on Form 10-K of EPIQ Systems, Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP
Kansas City, Missouri November 13, 2002